Exhibit 99.1

PHOENIX, AZ,  January 23, 2015, -- Xhibit Corp. ("Xhibit" or the "Company") announced today that it and substantially all of its wholly-owned subsidiaries, including SkyMall, LLC, (collectively with the Company, the “Debtors”), filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Arizona (the “Bankruptcy Court”).  The Debtors' Chapter 11 cases (collectively, the "Bankruptcy Cases") are expected to be jointly administered under the caption “In re: SkyMall, LLC, et al.,” Case No. 2:15-00679-BKM.

The Debtors intend to promptly seek the necessary relief from the Bankruptcy Court to pay certain claims of employees and certain other claims to allow their business to continue under the direction of the Debtors as “debtors-in-possession” under the jurisdiction of the Bankruptcy Court, and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.  The Debtors also intend to promptly seek approval from the Bankruptcy Court for a sale process to sell the SkyMall online retail business and substantially all other assets.  The Debtors have engaged CohnReznick Capital Market Securities, LLC to advise regarding the sale, subject to approval of the Bankruptcy Court.

“We are extremely disappointed in this result and are hopeful that SkyMall and the iconic ‘SkyMall’ brand find a home to continue to operate as SkyMall has for the last 25 years,” said Scott Wiley, CFO and Acting CEO of Xhibit.

Cautionary Statements

The Company’s shareholders are cautioned that trading in the Company’s securities during the pendency of the Bankruptcy Cases is highly speculative and involves substantial risks.  Trading prices for the Company’s common stock may bear little or no relationship to the actual recovery, if any, by shareholders in the Company’s Bankruptcy Case.  Accordingly, the Company urges extreme caution with respect to existing and future investments in its common shares.

A Chapter 11 plan of reorganization or liquidation in the Bankruptcy Cases will likely result in holders of the Company’s common stock receiving no distribution on account of their interests and cancellation of their existing stock. If certain requirements of the Bankruptcy Code are met, a reorganization plan can be confirmed notwithstanding its rejection by the Company’s equity security holders and notwithstanding the fact that such equity security holders do not receive or retain any property or other value in respect of their equity interests.

In the Bankruptcy Cases, the Debtors are required periodically to file various documents with, and provide certain information to, the Bankruptcy Court, including statements of financial affairs, schedules of assets and liabilities, monthly operating reports, and other financial information. Such materials will be prepared according to requirements of federal bankruptcy law. While they would be expected to accurately provide then-current information required under federal bankruptcy law, such materials will contain information that may be unconsolidated and will generally be unaudited and prepared in a format different from that used in the Company’s consolidated financial statements filed with the Securities and Exchange Commission under the federal securities laws. Accordingly, the Company believes that the substance and format of such materials do not allow meaningful comparison with its publicly-disclosed consolidated financial statements. Moreover, the materials filed with the Bankruptcy Court are not prepared for the purpose of providing a basis for an investment decision relating to the Company’s securities or for comparison with other financial information filed with the Securities and Exchange Commission.

Most of the Debtors’ filings with the Bankruptcy Court are and will be available to the public at the offices of the Clerk of the Bankruptcy Court or the Bankruptcy Court’s web site (http://ecf.www.azb.uscourts.gov/) or may be obtained through private document retrieval services. The Company undertakes no obligation to make any further public announcement or issue any update with respect to the documents filed with the Bankruptcy Court or any matters referred to therein.